EXHIBIT D-1
RATE OF COMPENSATION UNDER THE MANAGEMENT AGREEMENT

NEUBERGER BERMAN EQUITY FUNDS
Fund	Rate of Compensation based on each Fund’s
average daily net assets
Neuberger Berman Century Fund	0.550% of first $250 million
Neuberger Berman Equity Income Fund	0.525% of next $250 million
Neuberger Berman Focus Fund	0.500% of next $250 million
Neuberger Berman Guardian Fund	0.475% of next $250 million
Neuberger Berman International Large Cap Fund	0.450% of next $500 million
Neuberger Berman Large Cap Disciplined Growth Fund	0.425% of next $2.5 billion
Neuberger Berman Mid Cap Growth Fund	0.400% in excess of $4 billion
Neuberger Berman Partners Fund
Neuberger Berman Regency Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Small and Mid Cap Growth Fund
Neuberger Berman Socially Responsive Fund
Neuberger Berman Climate Change Fund	0.850% of first $250 million
Neuberger Berman Genesis Fund	0.800% of next $250 million
Neuberger Berman Small Cap Growth Fund	0.750% of next $250 million
0.700% of next $250 million
0.650% in excess of $1 billion
Neuberger Berman International Fund	0.850% of first $250 million
Neuberger Berman International Institutional Fund	0.825% of next $250 million
0.800% of next $250 million
0.775% of next $250 million
0.750% of next $500 million
0.725% of next $1 billion
0.700% in excess of $2.5 billion
Neuberger Berman Real Estate Fund	0.850%

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NEUBERGER BERMAN INCOME FUNDS
Fund	Rate of Compensation based on each Fund’s
average daily net assets
Neuberger Berman California Tax-Free Money Fund	0.250% of first $500 million
Neuberger Berman Core Bond Fund	0.225% of next $500 million
Neuberger Berman Municipal Money Fund	0.200% of next $500 million
Neuberger Berman Municipal Securities Trust	0.175% of next $500 million
Neuberger Berman New York Municipal Money Fund	0.150% in excess of $2 billion
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Tax-Free Money Fund
Neuberger Berman High Income Bond Fund	0.480%
Neuberger Berman Cash Reserves	0.100%
Neuberger Berman Strategic Income Fund	0.550%
Neuberger Berman Government Money Fund	0.080%

LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
Fund	Rate of Compensation based on each Fund’s
average daily net assets
Neuberger Berman Treasury Fund	0.080%

NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
Fund	Rate of Compensation based on each Fund’s
average daily net assets
Neuberger Berman Institutional Cash Fund	0.080%
Neuberger Berman Prime Money Fund	0.080%

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